                                                                   EXHIBIT 4.1

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                         GRAND PREMIER FINANCIAL, INC.

                                      AND

                         PREMIER TRUST SERVICES, INC.,

                                 RIGHTS AGENT


                               RIGHTS AGREEMENT

                          DATED AS OF JULY 8, 1996




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

                               TABLE OF CONTENTS
                               -----------------

                                                                          Page
                                                                          ----
Section 1.   Certain Definitions..........................................   1

Section 2.   Appointment of Rights Agent..................................   8

Section 3.   Issue of Right Certificates..................................   8

Section 4.   Form of Right Certificates...................................  10

Section 5.   Countersignature and Registration............................  11

Section 6.   Transfer, Split Up, Combination and Exchange of Right
             Certificates; Mutilated, Destroyed, Lost or Stolen
             Right Certificates...........................................  11

Section 7.   Exercise of Rights; Purchase Price; Expiration Date
             of Rights....................................................  12

Section 8.   Cancellation and Destruction of Right Certificates...........  15

Section 9.   Reservation and Availability of Shares of Preferred and
             Common Stock.................................................  15

Section 10.  Preferred Stock Record Date..................................  17

Section 11.  Adjustment of Purchase Price, Number and Kind of Shares or
             Number of Rights.............................................  18

Section 12.  Certificate of Adjusted Purchase Price or Number of Shares...  29

Section 13.  Consolidation, Merger or Sale or Transfer of Assets or
             Earning Power................................................  30

Section 14.  Fractional Rights and Fractional Shares......................  33

Section 15.  Rights of Action.............................................  34

Section 16.  Agreement of Right Holders...................................  35

Section 17.  Right Certificate Holder Not Deemed a Stockholder............  36

Section 18.  Concerning the Rights Agent..................................  36

Section 19.  Merger or Consolidation or Change of Name of Rights Agent....  37

Section 20.  Terms and Conditions to Duties of Rights Agent...............  37

Section 21.  Change of Rights Agent.......................................  39

Section 22.  Issuance of New Right Certificates...........................  40

Section 23.  Redemption...................................................  41

Section 24.  Exchange.....................................................  42

Section 25.  Notice of Certain Events.....................................  44

Section 26.  Notices......................................................  45

Section 27.  Supplements and Amendments...................................  46

Section 28.  Successors...................................................  47

Section 29.  Benefits of this Agreement...................................  47

Section 30.  Governing Law................................................  47

Section 31.  Counterparts.................................................  47

Section 32.  Descriptive Headings.........................................  47

Section 33.  Severability.................................................  47

Section 34.  Determinations and Actions by the Board of Directors, etc....  48

     Exhibit A    Certificate of Incorporation
     Exhibit B    Form of Right Certificate
     Exhibit C    Summary of Rights to Purchase Common Stock

                               RIGHTS AGREEMENT
                               ----------------

          This Agreement, dated as of July 8, 1996, between Grand Premier Financial, Inc., a Delaware corporation (the "Company"), and Premier Trust Services, Inc., an Illinois trust company (the "Rights Agent").

                              W I T N E S S E T H
                              - - - - - - - - - -

          WHEREAS, the Board of Directors of the Company has authorized the issuance of one preferred stock purchase right (as such number may hereafter be adjusted as set forth in Section 11) in respect of each share of Common Stock of the Company issued (whether originally issued or delivered from the Company's treasury) between the date hereof and the earlier of the Distribution Date or the Expiration Date (as such terms are hereinafter defined), and in certain circumstances provided in Section 22 hereof, after the Distribution Date, each preferred stock purchase right initially representing the right to purchase one one-hundredth of a share of Preferred Stock (as such term is hereinafter defined) of the Company, upon the terms and subject to the conditions hereinafter set forth (individually a "Right" and collectively the "Rights");

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

          (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, is or becomes the Beneficial Owner (as such term is hereinafter defined) of a Substantial Block (as such term is hereinafter defined), but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of or other Person controlled by the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any Person appointed as trustee by the Company or such Subsidiary pursuant to the terms of any such plan in that Person's capacity as trustee or any Person excluded from the definition of "Acquiring Person" pursuant to the application of Section 1(b) below. Notwithstanding the first sentence of this section 1(a), no Person shall become an Acquiring Person solely as a result of an acquisition of Common Stock and/or other securities by the Company which, by reducing the number of outstanding shares of Common Stock and/or other securities, causes the shares of Common Stock and/or other securities of the Company beneficially owned by such Person to constitute a Substantial Block; provided, however, that if after such acquisition by the Company, such Person becomes the Beneficial Owner of any additional shares of Common Stock and/or other securities of the Company (other than as the result of a stock dividend on, or a stock split, recapitalization or reclassification of, the Common Stock or other securities of the Company which does not increase such Person's proportionate share of the Voting Power) and is the Beneficial Owner of a Substantial Block, then such Person shall be deemed to be an Acquiring Person. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

          (b) "Acquiring Person Exclusions." The following provisions shall be applied to exclude certain persons and entities related to Howard A. McKee and his family members from the definition of an Acquiring Person and to preclude certain acquisitions of beneficial ownership of Common Stock and/or other securities of the Company from causing such persons to become Acquiring Persons. "Howard A. McKee" shall mean Howard A. McKee, any Affiliate or Associate of Howard A. McKee (including, but not limited to, Keeco, Inc. and Northland Insurance Agency, Inc., but excluding Virginia C. McKee, Jean M. Barry and Robert W. Hinman) and any Related Entities (as such term is hereinafter defined) of Howard A. McKee. "Jean M. Barry" shall mean Jean M. Barry, any Affiliate or Associate of Jean M. Barry (excluding Howard A. McKee), and any Related Entities of Jean M. Barry. "Robert W. Hinman" shall mean Robert W. Hinman, any Affiliate or Associate of Robert W. Hinman (excluding Howard A. McKee) and any Related Entities of Robert W. Hinman. "McKee Descendants" shall mean any descendant of Howard A. McKee (including descendants by adoption and their descendants) or any spouse, former spouse or surviving spouse of any descendant of Howard A. McKee, including but not limited to Jean M. Barry and Robert W. Hinman, any Affiliate or Associate of a McKee Descendant and any Related Entities of a McKee Descendant. "Related Entities" of Howard A. McKee or of any McKee Descendant, respectively, shall mean (i) the estate of, or the executor or administrator of any estate of, or any guardian or custodian for, Howard A. McKee or such McKee Descendant, or any trust in existence as of, or established after, the date hereof by Howard A. McKee or such McKee Descendant, provided that one or more McKee Descendants or charitable organizations which qualify as exempt organizations under Section 501(c) of the Internal Revenue Code of 1986, as amended ("Charitable Organizations"), collectively, are the beneficiaries of at least 50% of the actuarially-determined beneficial interests in such estate or trust, (ii) any Charitable Organization which is established by Howard A. McKee or any McKee Descendant ("McKee Charitable Organizations"), (iii) any corporation of which a majority of the voting power is held, directly or indirectly, by or for the benefit of Howard A. McKee or of any McKee Descendant, any estates or trusts described in clause (ii) and (iii) above, or any McKee Charitable Organizations, or (iv) any partnership or other entity of which a majority of the voting interest is held, directly or indirectly, by or for the benefit of Howard A. McKee or any McKee Descendant, any estates or trusts described in clause (i) above or any McKee Charitable Organizations. For purposes hereof, all references to shares of Common Stock and/or other securities of the Company beneficially owned by a Person shall include shares of Common Stock and/or other securities of the Company beneficially owned by Related Entities of such Person.

               (i)   An Acquiring Person shall not include Howard A. McKee, Jean
     M. Barry or Robert W. Hinman so long as (A) all of the shares of Common Stock and/or other securities of the Company beneficially owned by Howard
     A. McKee shall constitute less than 32.81% of the Voting Power, and (B) until the fifth anniversary of the date of this Agreement, all of the shares of Common Stock and/or other securities of the Company beneficially owned by Jean M. Barry and Robert W. Hinman shall constitute in the aggregate less than 4.98% of the Voting Power.

               (ii) Notwithstanding anything in this Agreement to the contrary, any acquisition by a McKee Descendant of beneficial or record ownership of shares of Common Stock and/or other securities of the Company that were beneficially owned, immediately prior to such acquisition, by Howard A. McKee or a McKee Descendant shall not cause the acquiror thereof to become an Acquiring Person but such shares of Common Stock and/or other securities shall be counted in determining whether, following such acquisition, such McKee Descendant owns a Substantial Block. If, following such acquisition of beneficial or record ownership of shares of Common Stock and/or other securities of the Company, a McKee Descendant shall acquire beneficial ownership of any additional shares of Common Stock and/or other securities of the Company from any Person other than Howard A. McKee or a McKee Descendant and, following such acquisition, such McKee Descendant shall have beneficial ownership of Common Stock and/or other securities of the Company constituting a Substantial Block, such McKee Descendant shall be deemed to be an Acquiring Person.

          (c) "Act" shall mean the Securities Act of 1933, as amended and in effect on the date of this Agreement.

          (d) "Adjustment Shares" shall have the meaning set forth in Section 11(a)(ii) hereof.

          (e) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act (as such term is hereinafter defined), as in effect on the date of this Agreement, but shall not include the Company, any Subsidiary or other Person controlled by the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person appointed as trustee by the Company or such Subsidiary pursuant to the terms of any such plan in that Person's capacity as trustee.

          (f) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

               (i) of which such Person or any of such Person's Affiliates or Associates directly or indirectly has "beneficial ownership," as determined pursuant to Rule 13d-3 and Rule 13d-5 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement;

               (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing and other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own,
     (I) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (II) securities issuable upon exercise of Rights at any time prior to the occurrence of a Section 11(a)(ii) Event or a Section 13(a) Event, or (III) securities issuable upon exercise of Rights from and after the occurrence of a Section 11(a)(ii) Event or a Section 13(a) Event but only if such Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or
     Section 22 hereof ("Original Rights") or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights; or (B) the right (whether sole or shared) to vote or dispose of pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this clause (B) pursuant to an agreement, arrangement or understanding to vote such security that (1) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and the rules and regulations thereunder and (2) is not also then required to be reported as beneficially owned on a Schedule 13D under the Exchange Act (or any comparable or successor statement or report); or

               (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing and other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in clause (B) of subparagraph (ii) of this paragraph (e)) or disposing of any securities of the Company.

Notwithstanding the foregoing: (x) nothing in this Section 1(f) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting registered under the Act until the expiration of 40 days after the date of such acquisition; (y) the phrase "then outstanding," when used with reference to a Person's beneficial ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder, and (z) any employee or former employee of the Company or of any Subsidiary of the Company shall not be deemed to be the "Beneficial Owner" of, or to "beneficially own," any securities which the Company grants or awards, on or after the Initial Issue Date, to the employee or any of such employee's Affiliates or Associates pursuant to any employee benefit plan of the Company or of any Subsidiary of the Company.

          (g) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which national banking associations the State of Illinois are authorized or obligated by law or executive order to close.

          (h) "Close of Business" on any given date shall mean 5:00 P.M., Chicago, Illinois time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Chicago, Illinois time, on the next succeeding Business Day.

          (i) "Common Stock" when used with reference to the Company shall mean the Common Stock, par value $.01 per share, of the Company. "Common stock" when used with reference to any Person other than the Company shall mean the common stock with the greatest aggregate voting power (or the equity securities or other equity interests having power to control or direct the management) of such Person or, if such Person is a subsidiary of or controlled by another Person, the Person which ultimately controls such first-mentioned Person.

          (j)  "Common stock equivalents" shall have the meaning set forth in
Section 11(a)(iii) hereof.

          (k) "Continuing Director" shall mean a director who (i) either (A) is a member of the Board of Directors of the Company as of the "Initial Issue Date" (as such term is hereinafter defined), or (B) subsequent to the Initial Issue Date, becomes a director of the Company and whose initial election or initial nomination for election is approved by a vote of a majority of the Continuing Directors then on the Board of Directors of the Company or by such lesser portion of the Continuing Directors as shall then be authorized by the Certificate of Incorporation of the Corporation, and (ii) is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a representative of an Acquiring Person or of any such Affiliate or Associate.

          (l)  "Current market price" shall have the meaning set forth in
Section 11(d) hereof.

          (m) "Current Value" shall have the meaning set forth in Section 11(a)(iii) hereof.

          (n) "Distribution Date" shall have the meaning set forth in Section 3(a) hereof.

          (o) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement.

          (p) "Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

          (q)  "Final Expiration Date" shall have the meaning set forth in
Section 7(a) hereof.

          (r) "Initial Issue Date" shall mean the date that shares of Common Stock of the Company are issued in the merger contemplated by the Agreement and Plan of Merger, dated as of January 22, 1996, as amended, among Northern Illinois Financial Corporation, Premier Financial Services, Inc. and the Company.

          (s) "Original Stock" shall have the meaning set forth in Section 11(a)(ii) hereof.

          (t) "Person" shall mean any individual, firm, corporation, partnership, trust, syndicate or other entity.

          (u) "Preferred Stock" shall mean the Series I Junior Participating Preferred Stock, par value $.01 per share, of the Company having the rights and preferences set forth in the form Amended and Restated Certificate of Incorporation of the Company attached as Exhibit A hereto.

          (v)  "Preferred stock equivalents" shall have the meaning set forth in
Section 11(b) hereof.

          (w) "Principal Party" shall have the meaning set forth in Section 13(b) hereof.

          (x) "Purchase Price" shall have the meaning set forth in Sections 4(a) and 7(b) hereof.

          (y) "Qualified Offer" shall have the meaning set forth in Section 11(a)(ii)(A) hereof.

          (z) "Redemption Price" shall have the meaning set forth in Section 23(a) hereof.

          (aa) "Registered Common Shares" shall have the meaning set forth in
Section 13(b) hereof.

          (bb) "Rights" shall have the meaning set forth in the WHEREAS clause at the beginning of this Agreement.

          (cc) "Right Certificate" shall have the meaning set forth in Section 3(a) hereof.

          (dd) "Section 11(a)(ii) Event" shall mean any event described in
Section 11(a)(ii)(A), (B), or (C) hereof (except that "Section 11(a)(ii) Event" shall not include a Section 13(a) Event or an acquisition of Common Stock pursuant to a Qualified Offer).

          (ee) "Section 13(a) Event" shall mean any event described in clause
(i), (ii) or (iii) of Section 13(a) hereof.

          (ff) "Stock Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

          (gg) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          (hh) "Substantial Block" shall mean a number of shares of Common Stock of the Company and/or a number of shares or amount of other securities of the Company which in the aggregate represents 15% or more of the Voting Power (as such term is hereinafter defined), provided, however, that for all purposes of this Agreement, in calculating the number of shares of Common Stock of the Company or amount of other securities of the Company beneficially owned by any Person, there shall not be considered in such calculation any such shares or other securities that are: (i) issued to such Person pursuant to any stock options granted to such Person under, or otherwise pursuant to the terms of, any employee benefit plan established or sponsored, by the Company or any predecessor corporation thereto; or (ii) issued by the Company in connection with any recapitalization, dividend, stock split, exchange, sale, transfer or similar transaction made or affecting all security holders of the Company generally.

          (ii) "Summary of Rights" shall have the meaning set forth in Section 3(b) hereof.

          (jj) "Trading Day" shall have the meaning set forth in Section 11(d) hereof.

          (kk) "Voting Power" shall mean the voting power of all securities of the Company then outstanding generally entitled to vote for the election of directors of the Company.

     Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

     Section 3. Issue of Right Certificates. (a) Until the earlier of (i) the twentieth day after the Stock Acquisition Date, or (ii) the twentieth day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the commencement of, or first public announcement of the intent of any Person (other than the Company or any of its Subsidiaries or any employee benefit plan of the Company or of any Subsidiary of the Company or any Person appointed as trustee by the Company or such subsidiary pursuant to the terms of any such plan in such Person's capacity as trustee) to commence, a tender or exchange offer if upon consummation thereof such Person, together with all Affiliates and

Associates of such Person, would be the Beneficial Owner of shares of Common Stock and/or other securities representing 30% or more of the Voting Power (the earlier of such days being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for the Common Stock of the Company registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferrable only in connection with any transfer of Common Stock. As soon as practicable after the Distribution Date, the Rights Agent will send, by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto, evidencing one Right for each share of Common Stock so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

          (b) Upon request by any record holder of the Common Stock, the Company will send a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage prepaid mail, to such record holder of the Common Stock at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock issued on the Initial Issue Date, until the Distribution Date (or earlier Expiration Date), the Rights will be evidenced by such certificates for the Common Stock registered in the names of the holders of the Common Stock. Until the Distribution Date (or earlier Expiration Date), the surrender for transfer of any of the certificates for the Common Stock outstanding on the Initial Issue Date shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

          (c) Rights shall be issued in respect of all shares of Common Stock which become outstanding after the Initial Issue Date but prior to the earlier of the Distribution Date or the Expiration Date or, in certain circumstances provided in Section 22 hereof, after the Distribution Date. Certificates issued for shares of Common Stock on the Initial Issue Date or that become outstanding or are transferred or exchanged after the Initial Issue Date but prior to the earlier of the Distribution Date or the Expiration Date or, in certain circumstances provided in Section 22 hereof, after the Distribution Date, shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

          This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Grand Premier Financial, Inc., and Premier Trust Services, Inc. dated as of July 8, 1996 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Grand Premier Financial, Inc.. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Grand Premier Financial, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly upon receipt of a written request therefor. Under certain circumstances, Rights beneficially owned by any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether then held by or on behalf of such Person or by any subsequent holder, may become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date (or earlier Expiration Date), the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

     Section 4. Form of Right Certificates. (a) The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Right Certificates, whenever issued, shall be dated as of the Initial Issue Date, and on their face shall entitle the holders thereof to purchase such number of one one-hundredths of a share of Preferred Stock as shall be set forth therein at the price per one one-hundredth of a share of Preferred Stock set forth therein (the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price shall be subject to adjustments as provided herein.

          (b) Any Right Certificate that represents Rights beneficially owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person, or any transferee of an Acquiring Person or any Affiliate or Associate of an Acquiring Person under the circumstances set forth in Section 7(e), and any Right Certificate issued upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

          The Rights represented by this Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). This Right Certificate and the Rights represented hereby may become void in the circumstances specified in Section 7(e) of the Rights Agreement.

     Section 5. Countersignature and Registration. (a) The Right Certificates shall be executed on behalf of the Company by the Chairman or the President of the Company or any other officer of the Company as may be designated by the Board of Directors of the Company, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company or any other officer of the Company as may be designated by the Board of Directors of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned manually by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

          (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right

Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

     Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. (a) Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Right Certificate or Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a share of Preferred Stock (or, following the occurrence of a Section 11(a)(ii) Event or a Section 13(a) Event, Common Stock and/or other securities or property) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and
Section 14 hereof, countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

          (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the request of the Company, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

     Section 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights.
(a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent, at the principal office of the Rights Agent, together with payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a share of Preferred Stock (or, following the occurrence of a Section 11(a)(ii) Event or a Section 13(a) Event, Common Stock and/or other securities or property) as to which the Rights are exercised, at or prior to the Close of Business on the earliest of (i) at 5:00 p.m., Chicago, Illinois time on June 30, 2006 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed pursuant to Section 23 hereof, (iii) the time at which a transaction pursuant to
Section 13(g) hereof is consummated (the earliest of such herein referred to as the "Expiration Date") or (iv) the time at which such Rights are exchanged pursuant to Section 24 hereof.

          (b) The Purchase Price for each one one-hundredth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $27.25, shall be subject to adjustment from time to time as provided in Section 11 and
Section 13(a) hereof and shall be payable in accordance with paragraph (c) below.

          (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment of the Purchase Price for the shares (or other securities or property) to be purchased, and an amount equal to any applicable transfer tax, the Rights specified in the election shall be exercised, and the Rights Agent shall, subject to Section 20(j) hereof, thereupon promptly (i) (A) requisition from the Company or, if applicable, any transfer agent of the Preferred Stock (or make available, if the Rights Agent is the transfer agent) certificates for the number of whole shares of Preferred Stock to be purchased (and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests) or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock of the Company issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent for the Preferred Stock depositary receipts representing such number of one one-hundredths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. The payment of the Purchase Price may be made in cash or by certified bank check or bank draft payable to the order of the Company. In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

          (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to such Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

          (e) Notwithstanding anything in this Agreement to the contrary, upon the occurrence of a Section 11(a)(ii) Event or a Section 13(a) Event, any Rights that are or were on or after the Distribution Date beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person (or such Associate or Affiliate) or to any Person with whom the Acquiring Person (or such Associate or Affiliate) has any agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer which is part of a plan, arrangement or understanding (whether or not in writing) which has as a primary purpose or effect avoidance of this Section 7(e) and Section 4(b) hereof, shall become void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. The Company shall use all reasonable efforts to insure that the provisions of this

Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Right Certificates or to any other Person as a result of its failure to make any determinations with respect to any Acquiring Person or any of their respective Affiliates, Associates or transferees hereunder. The Company may require (or cause the Rights Agent or any transfer agent of the Company to require) any Person who submits a Right Certificate (or a certificate representing shares of Common Stock that evidences, or but for the provisions of this Section 7(e) would evidence, Rights) for transfer on the registry books or to exercise the Rights represented thereby to establish to the satisfaction of the Company in its sole discretion that such Rights have not become null and void pursuant to the provisions of this Section 7(e).

          (f) Notwithstanding anything in this Agreement to the contrary, the Rights shall not be effectively exercised and neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this
Section 7, unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request, and (iii) complied with any other requirements of applicable law.

     Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     Section 9. Reservation and Availability of Shares of Preferred and Common Stock. (a) The Company covenants and agrees that it will cause to be reserved and kept available, and not reserved for other purposes, out of its authorized and unissued shares of Preferred Stock or its authorized and issued shares of Preferred Stock held in its treasury (and, following the occurrence of a Section 11(a)(ii) Event or a Section 13(a) Event, out of its authorized and unissued shares of Common Stock and/or other securities or out of its authorized and issued shares of Common Stock and/or other securities held in its treasury), the number of shares of Preferred Stock (and, following the occurrence of a Section 11(a)(ii) Event or a Section 13(a) Event, Common Stock and/or other securities) that will be sufficient to permit the exercise in full of all outstanding Rights.

          (b) If and so long as the Preferred Stock (and, following the occurrence of a Section 11(a)(ii) Event or Section 13(a) Event, Common Stock and/or other securities) issuable upon the exercise of Rights may be listed on The Nasdaq Stock Market or any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable (but only to the extent that it is reasonably likely that the Rights will be exercised), all shares reserved for such issuance to be listed on The Nasdaq Stock Market or such exchange upon official notice of issuance upon such exercise.

          (c) The Company covenants and agrees that it will take all such action as may be necessary to insure that all shares of Preferred Stock (and, following the occurrence of a Section 11(a)(ii) Event or a Section 13(a) Event, Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

          (d) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the initial issuance or delivery of the Right Certificates or of any shares of Preferred Stock (and, following the occurrence of a Section 11(a)(ii) Event or a Section 13(a) Event, Common Stock and/or other securities) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer involved in the transfer or delivery of Right Certificates or the issuance or delivery of certificates or depositary receipts for shares of Preferred Stock (or Common Stock and/or other securities) in a name other than that of the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates or depositary receipts for shares of Preferred Stock (or Common Stock and/or other securities) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

          (e) The Company shall use its best efforts (i) to file, as soon as practicable following the first occurrence of a Section 11(a)(ii) Event for which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(ii) or (iii) hereof, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) to cause such registration statement to become effective as soon as practicable after such filing, and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in clause (i) of the first sentence of this paragraph (i.e., the date of the Section 11(a)(ii) Event or the Distribution Date, as the case may be, referred to in clause (i)) the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained, the exercise thereof shall be permitted under applicable law and a registration statement shall have been declared effective.

     Section 10. Preferred Stock Record Date. Each person in whose name any certificate for shares of Preferred Stock (or Common Stock and/or other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Stock (or Common Stock and/or other securities) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or

Common Stock and/or other securities) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare or pay a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) effect a subdivision, combination or consolidation of the Preferred Stock (by reclassification or otherwise than by payment of dividends in Preferred Stock) into a greater or lesser number of shares of Preferred Stock or (C) effect a reclassification or recapitalization of the Preferred Stock into another class of capital stock (including any such reclassification or recapitalization in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided this Section 11(a) and
     Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, reclassification or recapitalization, and the number and kind of shares of Preferred Stock or capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of Preferred Stock or capital stock, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, reclassification or recapitalization. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

               (ii)  In the event:

                    (A) any Person (other than the Company, any subsidiary of or other Person controlled by the Company, any employee benefit plan of the Company or of any subsidiary of the Company or any Person appointed as trustee by the Company or such subsidiary pursuant to the terms of any such plan in that Person's capacity as trustee), together with all Affiliates and Associates of such Person, shall, at any time after the date of this Agreement, become an Acquiring Person, unless the event causing such Person to become an Acquiring Person is a
          Section 13(a) Event hereof, or is an acquisition of Common Stock pursuant to a tender offer or exchange offer by such Person that (1) is for all outstanding shares of Common Stock and (2) is at a price and on terms determined by at least a majority of the members of the Board of Directors who are not officers of the Company and who are Continuing Directors, after receiving advice from one or more investment banking firms, to be (I) at a price which is fair to stockholders (taking into account all factors which such members of the Board deem relevant including, without limitation, prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (II) otherwise in the best interests of the Company and its stockholders (an offer meeting the requirements above being referred to herein as a "Qualified Offer"),

                    (B) any Acquiring Person or any Affiliate or Associate of any Acquiring Person, at any time after the date of this Agreement, directly or indirectly, (1) shall merge into the Company or otherwise combine with the Company, the Company shall be the continuing or surviving corporation of such merger or combination, and the Common Stock of the Company shall remain outstanding and shall not be changed or exchanged, (2) shall, in one or more transactions, transfer any assets to the Company or any of its subsidiaries in exchange (in whole or in part) for equity or voting securities of the Company or any of its subsidiaries or for securities exercisable for or convertible into equity or voting securities of the Company or any of its subsidiaries or otherwise obtain from the Company, with or without consideration, any additional equity or voting securities of the Company or any of its subsidiaries or securities exercisable for or convertible into equity or voting securities of the Company or any of its subsidiaries (other than as part of a pro rata distribution to all holders of Common Stock), (3) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise dispose (in one transaction or a series of transactions), to, from or with the Company or any of the Company's subsidiaries, other than incidental to business currently engaged in as of the date hereof between the Company and such Acquiring Person or Affiliate or Associate, assets (or a controlling interest in a Person with assets) having an aggregate fair market value of more than 5% of the then total consolidated assets of the Company, (4) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise dispose (in one transaction or a series of transactions), to, from or with the Company or any of the Company's subsidiaries, assets on terms and conditions less favorable to the Company than the Company would be able to obtain through arm's-length negotiation with an unaffiliated third party, (5) shall receive any compensation from, or otherwise charge for any services to, the Company or any of the Company's subsidiaries other than (x) compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its subsidiaries') past practices or (y) retirement compensation and benefits received in accordance with a plan or contract approved by a majority of the Continuing Directors, or (6) shall receive the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its subsidiaries, or

                    (C) at any time when there is an Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its subsidiaries or any other transaction or series of transactions with the Company or any of its subsidiaries (whether or not with or into or otherwise involving an Acquiring Person) which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its subsidiaries or securities exercisable for or convertible into equity securities of the Company or any of its subsidiaries which is directly or indirectly owned by any Acquiring Person or any Affiliate or Associate of any Acquiring Person,

     then, and in each such case, proper provision shall be made so that each holder of a Right, except as provided below and in Section 7(e) hereof, shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (y) 50% of the current market price per share of the Common Stock of the Company (determined pursuant to Section 11(d)) on the date of the occurrence of the earlier of any of the Section 11(a)(ii) Events (such number of shares issuable upon exercise of all outstanding Rights being herein referred to as the "Adjustment Shares"); provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii); provided further that, if the Common Stock of the Company has been reclassified or recapitalized in a transaction described in Section 11(a)(i) or converted or otherwise changed in any manner from the common stock of the Company that was Common Stock of the Company on the date of this Agreement (such Common Stock prior to any such reclassification, recapitalization, conversion or other change being referred to as the "Original Stock"), then each holder of a Right thereafter shall have a right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, at the election of the holder, either the number of shares of Common Stock of the Company determined pursuant to clauses (x) and (y) above or such number of shares of common stock, other securities and/or property into which the Original Stock was reclassified, recapitalized, converted or changed, adjusted to reflect changes in the market price of such common stock or other securities and in the fair market value of such property since the date of such reclassification, recapitalization, conversion or other change, as determined by an investment banking firm selected by the Board of Directors of the Company, so that the holder of any Right exercised thereafter shall be entitled to receive the aggregate number and kind of shares of common stock, other securities and/or property (adjusted for changes in market price and fair market value) which, if such Section 11(a)(ii) Event (and the related adjustment of the number of shares of Common Stock to be received upon exercise of a Right) had occurred prior to the date of such reclassification, recapitalization, conversion or other change and such Right as so adjusted had been exercised immediately prior to such date and at a time when the transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such reclassification, recapitalization, conversion or change.

               (iii) In the event that there shall not be sufficient authorized but unissued Common Stock and authorized and issued shares of Common Stock held in the treasury and not reserved for other purposes to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exercise of the Rights; provided, however, that if the Company is unable to, or for any reason does not promptly, cause the authorization of a sufficient number of additional shares of Common Stock, then, in the event the Rights become exercisable as provided in Section 7(a), the Company shall make adequate provision to substitute for that number of the Adjustment Shares as to which additional shares of Common Stock have not been authorized for issuance: (A) an amount in cash equal to the excess of
     (1) the product of (x) the number of Adjustment Shares, multiplied by (y) the current market price (determined pursuant to Section 11(d)) per share of Common Stock on the date on which the Section 11(a)(ii) Event occurs (such product being hereinafter referred to as the "Current Value"), over
     (2) the Purchase Price, in lieu of issuing shares of Common Stock and requiring payment therefor, (B) debt or equity securities (other than shares of Common Stock) having a value equal to the Current Value, where the value of such securities shall be determined by an investment banking firm selected by the Board of Directors of the Company, and requiring the payment of the Purchase Price, (C) a number of shares of preferred stock equal to the number of Adjustment Shares where an investment banking firm selected by the Board of Directors of the Company shall have determined such shares to have the same value as the shares of Common Stock (a "common stock equivalent"), and requiring the payment of the Purchase Price, or (D) any combination of cash, property, common stock equivalents and/or other securities having the requisite value pursuant to Section 11 as determined by an investment banking firm selected by the Board of Directors of the Company and requiring the payment of all or any requisite portion of the Purchase Price; provided further, however, that if the Company shall not have made adequate provision to deliver value pursuant to clauses (A), (B), (C) or
     (D) of the first proviso to the first sentence of this Section 11(a)(iii) within 60 days following the date of the occurrence of the Section 11(a)(ii) Event, then the Company shall be obligated to deliver cash in accordance with clause (A) above. To the extent that the Company determines that some action need be taken pursuant to clauses (A), (B), (C) or (D) of the first proviso to the first sentence of this Section 11(a)(iii), the Company may suspend the exercisability of the Rights for a period of up to 60 days following the date of the occurrence of the Section 11(a)(ii) Event in order to decide the appropriate form of distribution to be made pursuant to such first proviso and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended.

          (b) In case a record date is fixed or otherwise established by the Company for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock or shares having the same rights, privileges and preferences as the Preferred Stock ("preferred stock equivalents") (or securities convertible into Preferred Stock or preferred stock equivalents) at a price per share of Preferred Stock or preferred stock equivalents (or having a conversion price per share, if a security convertible into Preferred Stock or preferred stock equivalents) less than the current market price (as defined in Section 11(d)) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock and/or preferred stock equivalents which the aggregate offering price of the total number of shares of Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and of which the denominator shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or preferred stock equivalents to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed or established; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed or established.

          (c) In case a record date is fixed or otherwise established by the Company for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than (i) a regular periodic cash dividend out of earnings or retained earnings, (ii) a special cash dividend out of earnings or retained earnings, which dividend, if declared at any time when there is an Acquiring Person, has been approved by a majority of the Continuing Directors then holding office and at such time, the Board of Directors includes at least one Continuing Director or (iii) a dividend payable in Preferred Stock) or subscription rights, options or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the current market price (as defined in Section 11(d)) per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights, options or warrants applicable to one share of Preferred Stock and of which the denominator shall be such current market price per share of Preferred Stock. Such adjustment shall be made successively whenever such a record date is fixed or established; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed or established.

          (d) (i) For the purpose of any computation hereunder, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of Common Stock for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current market price per share of Common Stock is determined during a period following the announcement by the issuer of the Common Stock of (x) a dividend or distribution on the Common Stock payable in shares of Common Stock or securities convertible into shares of Common Stock or (y) any subdivision, combination or reclassification of the Common Stock, and prior to the expiration of 30 consecutive Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, as the case may be, then, and in each such case, the "current market price" shall be appropriately adjusted to reflect the current market price per capital share equivalent. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company, except that, if on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, "current market price" per share of Common Stock shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

               (ii) For the purpose of any computation hereunder, the "current market price" per share of Preferred Stock on any date shall be determined in the same manner as set forth for the Common Stock in Section 11(d)(i) hereof. If the current per share market price of the Preferred Stock cannot be determined in such manner, the current per share market price of the Preferred Stock shall be conclusively deemed to be the current per share market price of the Common Stock (appropriately adjusted to reflect any share split, share dividend or similar transaction occurring after the date hereof), multiplied by 100. If neither the Common Stock nor the Preferred Stock is publicly held or listed or traded as contemplated by Section 11(d)(i), "current market price" per share of Common Stock or Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

          (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment (including whether such subsequent adjustment should be made). All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

          (f) If as a result of an adjustment made pursuant to Section 11(a) or
Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this Section 11, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the shares of Preferred Stock shall apply on like terms to any such other shares.

          (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h) Unless the Company shall have exercised its election as provided in Section 11(i) below, upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a share of Preferred Stock (calculated to the nearest one-millionth of a share of Preferred Stock) obtained by (i) multiplying (A) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by (B) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. Such record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, the record date shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this
Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

          (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a share of Preferred Stock which were expressed in the initial Right Certificates issued hereunder.

          (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of one one-hundredths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of one one-hundredths of a share of Preferred Stock at such adjusted Purchase Price.

          (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the number of one one-hundredths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-hundredths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

          (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in the good faith judgment the Board of Directors shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the current market price, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

          (n) Notwithstanding any other provision of this Agreement, no adjustment to the Purchase Price, the number of one one-hundredths of a share of Preferred Stock for which a Right is exercisable or the number of Rights outstanding (except as permitted by Section 23 hereof) or any similar adjustment shall be made or be effective if such adjustment would have the effect of reducing or limiting the benefits the holders of the Rights would have had absent such adjustment, including, without limitation, the benefits under
Section 11(a)(ii) and Section 13, unless the terms of this Agreement are amended so as to preserve such benefits.

          (o) In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Stock payable in Common Stock or (ii) effect a subdivision, combination or consolidation of the Common Stock (by classification or otherwise than by payment of dividends in Common Stock) into a greater or lesser number of shares of Common Stock, then in any such case (i) the number of one one-hundredths of a share of Preferred Stock purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a share of Preferred Stock so purchasable immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and (ii) each share of Common Stock outstanding immediately after such event shall have issued with respect to it that number of Rights which each share of Common Stock outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this
Section 11(o) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

          (p) The Company covenants and agrees that, following the Distribution Date, except as permitted by Section 23 or Section 27 hereof, it will not, directly or indirectly, take any action if at the time of such action it is reasonably foreseeable that such action will substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

     Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 or 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the

Preferred Stock and the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment contained therein.

     Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. (a) In the event that, on or after the Stock Acquisition Date, directly or indirectly, (i) the Company shall consolidate with, or merge with and into, any other Person, and the Company shall not be the continuing or surviving corporation, (ii) any Person shall consolidate with the Company, or merge with and into the Company, and the Company shall be the continuing or surviving corporation and, in connection therewith, all or part of the Common Stock of the Company shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any other Person or Persons, then, and in each such case, proper provision shall be made so that (A) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of common stock of the Principal Party (as hereinafter defined), free and clear of any liens, encumbrances and adverse claims and not subject to any rights of call, purchase or first refusal, as shall be equal to the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (y) 50% of the current market price (determined pursuant to Section 11(d)) per share of the common stock of the Principal Party on the date of consummation of such consolidation, merger, sale or transfer; (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of an event set forth in Section 13(a) hereof; and (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its common stock in accordance with Section 9) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock or cash, property or other securities thereafter deliverable upon the exercise of the Rights.

          (b) "Principal Party" shall mean (i) in the case of any transaction described in (i) or (ii) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and
(ii) in the case of any transaction described in (iii) of the first sentence in
Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case, (1) if the shares of common stock of such Person are not at such time and have not been continuously over the preceding twelve month period registered under Section 12 of the Exchange Act ("Registered Common Shares") or such Person is not a corporation, and such Person is directly or indirectly controlled by another Person which has Registered Common Shares outstanding, "Principal Party" shall refer to such other Person; (2) if the shares of common stock of such Person are not Registered Common Shares or such Person is not a corporation, and such Person is directly or indirectly controlled by another Person which does not have Registered Common Shares outstanding, "Principal Party" shall refer to the controlling Person of such first-mentioned Person; (3) if the shares of common stock of such Person are not Registered Common Shares or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and one or more of such controlling Persons have Registered Common Shares outstanding, "Principal Party" shall refer to whichever of such controlling Persons is the issuer of the Registered Common Shares having the greatest aggregate market value; and (4) if the shares of common stock of such Person are not Registered Common Shares or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and none of such controlling Persons have Registered Common Shares outstanding, "Principal Party" shall refer to whichever controlling Person is the corporation having the greatest stockholders equity or, if no such controlling Person is a corporation, shall refer to whichever controlling Person has the greatest net assets.

          (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a legally valid, binding and enforceable supplemental agreement in compliance with the provisions set forth in Section 13(a) and (b), and if applicable Section 13(d), and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in this Section 13, such Principal Party will (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; (ii) will deliver to holders of the Rights historical financial statements for such issuer and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act; and (iii) will use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate.

          (d) Notwithstanding anything in Section 13(b) and (c) to the contrary, if the Principal Party as determined pursuant to paragraph (b) above is not a corporation or does not have shares of common stock, proper provision shall be made so that such Principal Party shall create or otherwise make available for purposes of the exercise of the Rights in accordance with the terms of this Agreement, cash or a type or types of securities having a fair market value (as determined by a nationally recognized investment banking firm selected by the Board of Directors of the Company) equal to at least the value of the shares of common stock which each holder of a Right would have been entitled to receive if such Principal Party had been a corporation or had shares of common stock.

          (e) The Company covenants and agrees that, following the Distribution Date, it shall not consummate any of the transactions described in clauses (i),
(ii) and (iii) of the first sentence of Section 13(a) if at the time of or after such consummation there would be any charter or by-law provisions or any rights, warrants or other instruments or securities outstanding or agreements in effect or any other action taken which would diminish or eliminate the benefits intended to be afforded by the Rights, unless prior thereto the Principal Party shall have amended or repealed such charter or by-law provisions, instruments or securities, agreements or actions or otherwise protected the holders of the Rights from such diminution or elimination of benefits, and the Company and the Principal Party shall have executed and delivered to the Rights Agent a legally valid, binding and enforceable supplemental agreement providing for such amendment, repeal or other protection.

          (f) The provisions of this Section 13 shall similarly apply to successive mergers, consolidations, sales or other transfers. In the event that any transaction set forth in Section 13 occurs at any time after the occurrence of any transaction set forth in Section 11(a)(ii), the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in this Section 13.

          (g) Notwithstanding anything in this Agreement to the contrary,
Section 13 shall not be applicable to a transaction described in subparagraph
(i) and (ii) of Section 13(a) if (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a Qualified Offer (or a wholly owned subsidiary of any such Person or Persons), (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of shares of Common Stock whose shares were purchased pursuant to such tender offer or exchange offer, and
(iii) the form of consideration being offered to the remaining holders of shares of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such tender offer or exchange offer. Upon consummation of any such transaction contemplated by this Section 13(g), all Rights hereunder shall expire.

     Section 14. Fractional Rights and Fractional Shares. (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company, except that, if on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

          (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredths of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock, the Company may pay to the registered holders of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-hundredth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of a share of Preferred Stock shall be the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii)) for the Trading Day immediately prior to the date of such exercise.

          (c) Following the occurrence of a Section 11(a)(ii) Event or a Section 13(a) Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Common Stock. For purposes of this Section 14(c), the current market value of one share of Common Stock shall be the closing price of one share of Common Stock (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

          (d) Each holder of a Right or Rights by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right or Rights except as provided in this Section 14.

     Section 15. Rights of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance, and injunctive relief against actual or threatened violations, of the obligations of any Person subject to this Agreement.

     Section 16. Agreement of Right Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) prior to the close of business on the Distribution Date, the Rights will be transferred in connection with any transfer of Common Stock, which will be the only way that Rights will be transferred;

          (b) after the close of business on the Distribution Date, the Rights will be transferable only by transfer of the Right Certificates, which are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;

          (c) the Company and the Rights Agent may deem and treat the person in whose name each Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

          (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

     Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

     Section 18. Concerning the Rights Agent. (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

          (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

     Section 19. Merger or Consolidation or Change of Name of Rights Agent. (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

          (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

     Section 20. Terms and Conditions to Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full authorization to the Rights Agent for any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or omitted by it in good faith under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11 or 13 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Preferred Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept determinations, interpretations and instructions with respect to the performance of its duties hereunder from the Chairman, the President or any Vice President or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with determinations, interpretations and instructions of any such officer.

          (h) Except as limited and restricted by the last sentence of Section 23(b) herein, the Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided the Rights Agent exercised reasonable care in the selection and continued employment thereof.

          (j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent, subject to the provisions of Section 11(a)(ii), shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

     Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail (at the expense of the Company). The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting or shall repeatedly fail or refuse to act, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity or repeated failure or refusal to act by the Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of the State of Illinois (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Illinois), in good standing, having a principal office in the State of Illinois which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital, surplus and undivided profits of at least $10,000,000 or (b) an Affiliate of any corporation described in the foregoing clause (a). After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, and the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the Expiration Date pursuant to the exercise, conversion or exchange of stock options, warrants, rights or convertible securities of the Company that are outstanding prior to the Distribution Date, the Company shall issue Rights with respect to all such shares of Common Stock so issued or sold (and shall issue Rights Certificates representing such Rights); provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

     Section 23. Redemption. (a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the close of business on the twentieth day after the Stock Acquisition Date, as such period may be extended pursuant to Section 27 hereof, or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"); provided, however, that if the Board of Directors of the Company authorizes redemption of the Rights in any of the circumstances set forth in clauses (A) or
(B) below, there must be at least one Continuing Director and such authorization shall require the approval of a majority of the Continuing Directors then holding office: (A) such authorization occurs on or after the Stock Acquisition Date, or (B) such authorization occurs on or after the date of a change (resulting from a proxy or consent solicitation) in a majority of the directors in office at the commencement of such solicitation if any Person who is a participant in such solicitation has stated that such Person (or any of its Affiliates or Associates) intends to take or may consider taking, or if a majority of the Board of Directors of the Company has determined in good faith that such Person (or any of its Affiliates or Associates) intends or is likely to take, any action which would result in such Person becoming an Acquiring Person or which would cause the occurrence of a Section 11(a)(ii) Event or
Section 13(a) Event, unless, concurrent with such solicitation, such Person (or one or more of its Affiliates or Associates) is making a Qualified Offer; provided further, that if, following the occurrence of a Stock Acquisition Date and following the expiration of the right of redemption hereunder but prior to the occurrence of a Section 11(a)(ii)

Event or Section 13(a) Event, (x) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of shares of Common Stock in one transaction or series of transactions, not directly or indirectly involving the Company or any of its subsidiaries, which did not result in the occurrence of a
Section 11(a)(ii) Event or Section 13(a) Event such that such Person is thereafter the Beneficial Owner of less than 10% of the outstanding shares of Common Stock of the Company and (y) there are no other Persons, immediately following the occurrence of the event described in clause (x), who are Acquiring Persons, then the right of redemption shall be reinstated and thereafter be subject to the provisions of this Section 23. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the current market price of the Common Stock, as defined in Section 11(d)(i) hereof, at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

          (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within ten business days after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Such notice of redemption shall state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23, and other than in connection with the repurchase of Common Stock prior to the Distribution Date.

     Section 24. Exchange. (a) The Board of Directors of the Company may, at its option, at any time after the occurrence of a Section 11(a)(ii) Event or a
Section 13(a) Event exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"); provided, however, that if the Board of Directors of the Company authorizes such exchange of the Rights in either of the circumstances set forth in clauses (A) and (B) below, there must be at least one Continuing Director and such authorization shall require the approval of a majority of the Continuing Directors then holding office: (A) such authorization occurs on or after the Stock Acquisition Date, or (B) such authorization occurs on or after the date of a change (resulting from a proxy or consent solicitation) in a majority of the directors in office at the commencement of such solicitation if any Person who is a participant in such solicitation has stated that such Person (or any of its Affiliates or Associates) intends to take or may consider taking, or if a majority of the Board of Directors of the Company has determined in good faith that such Person (or any of its Affiliates or Associates) intends or is likely to take, any action which would result in such Person becoming an Acquiring Person or which would cause the occurrence of a Section 11(a)(ii) Event or a Section 13(a) Event, unless, concurrent with such solicitation, such Person (or one or more of its Affiliates or Associates) is making a Qualified Offer.

          (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this
Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

          (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute shares of Preferred Stock (or preferred stock equivalents, as such term is defined in

Section 11(b) hereof) for shares of Common Stock exchangeable for Rights, at the initial rate of one one-hundredth of a share of Preferred Stock (or preferred stock equivalents) for each share of Common Stock as appropriately adjusted to reflect adjustments in the voting rights of the shares of Preferred Stock pursuant to the Certificate of Incorporation attached hereto as Exhibit A, so that the fraction of a share of Preferred Stock delivered in lieu of each share of Common Stock shall have the same voting rights as one share of Common Stock.

          (d) In the event that there shall not be sufficient shares of Common Stock or Preferred Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock or Preferred Stock for issuance upon exchange of the Rights.

          (e) The Company shall not be required to issue fractional shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this subsection (e), the current market value of a whole share of Common Stock shall be the closing price of the Common Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

     Section 25. Notice of Certain Events. In case the Company shall propose (a) to pay any dividend payable in stock of any class to the holders of its Preferred Stock or to make any other distribution to the holders of its Preferred Stock (other than a regular periodic cash dividend out of earnings or retained earnings or other than a special cash dividend out of earnings or retained earnings, which dividend, if declared at any time when there is an Acquiring Person, has been approved by a majority of the Continuing Directors then holding office, and at such time the Board of Directors includes at least one Continuing Director), or (b) to offer to the holders of its Preferred Stock rights, options or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to, any other Person or Persons, or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or
(b) above at least twenty days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Preferred Stock, whichever shall be the earlier.

          In case of the occurrence of a Section 11(a)(ii) Event or a Section 13(a) Event, then (i) the Company or the Principal Party, as the case may be, shall as soon as practicable thereafter give to each holder of a Right, in accordance with Section 26, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) or Section 13(a) hereof, as the case may be, and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed hereafter to refer to Common Stock and/or, if appropriate, other securities.

     Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (until another address is filed in writing by like notice with the Rights Agent) as follows:

               Grand Premier Financial, Inc.
               486 West Liberty Street
               Wauconda, Illinois 60084-2489
               Attention:  President

with copy to the Secretary at the same address. Subject to the provisions of
Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (until another address is filed in writing by like notice with the Company) as follows:

               Premier Trust Services, Inc.
               101 West Stephenson
               Freeport, Illinois 61032
               Attention:  Secretary

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent.

     Section 27. Supplements and Amendments. Prior to the Distribution Date and subject to the penultimate sentence of this Section 27, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date and subject to the penultimate sentence of this Section 27, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein,
(iii) to shorten or lengthen any time period hereunder, including, without limitation, the period within which the Rights may be redeemed in accordance with Section 23 hereof (which shortening or lengthening, at any time after the occurrence of an event described in clause (A) or (B) of the first proviso to
Section 23(a), shall be effective only if there is at least one Continuing Director and such shortening or lengthening is approved by a majority of such Continuing Directors then holding office), or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, a time period relating to when the Rights may be redeemed at any time when the Rights are not redeemable. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this

Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of one one-hundredths of a share of Preferred Stock for which a Right is exercisable, unless at the time of such supplement or amendment there has been no occurrence of an event described in clause (A) or (B) of the first proviso to Section 23(a) and such supplement or amendment shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of shares of Common Stock.

     Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock).

     Section 30. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

     Section 31. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 32. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     Section 33. Severability. If any term, provision, covenant or restriction of this Agreement shall be held by a court of competent jurisdiction or other authority to be invalid, void, illegal, unenforceable or in conflict with any applicable law or regulation then in effect, the validity or enforceability of the remainder of the terms, provisions, covenants and restrictions shall not be affected thereby; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void, illegal or unenforceable and the Board of Directors of the Company determines in its good faith judgment (which determination, at any time when there is an Acquiring Person, shall be effective only if there is at least one Continuing Director and the determination is approved by a majority of the Continuing Directors then holding office) that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in
Section 23 hereof shall be reinstated, if heretofore expired, or extended so as not to expire until the close of business on the fifteenth Business Day following the date of such determination by the Board of Directors.

     Section 34. Determinations and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the terms of this Agreement and the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company (with, where specifically provided for herein, the approval of a majority of the Continuing Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board (with, where specifically provided for herein, the approval of a majority of the Continuing Directors) or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board (with, where specifically provided for herein, the approval of a majority of the Continuing Directors) in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board or the Continuing Directors to any liability to the holders of the Rights.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


Attest:                             GRAND PREMIER FINANCIAL, INC.

By:                                 By: /s/ Richard L. Geach
   -----------------------------       ---------------------------------------
  Name:                                        Name: Richard L. Geach
       -------------------------                    --------------------------
  Title:------------------------                    Title: Chairman of the Board
                                                    and Chief Executive
                                                    Officer
                                                    -------------------------

Attest:                             PREMIER TRUST SERVICES, INC.

By:                                 By: /s/ Kenneth A. Urban
   -----------------------------       ---------------------------------------
  Name:                                        Name: Kenneth A. Urban
       -------------------------                    --------------------------
  Title:                                       Title: President
        ------------------------                     -------------------------

                                                                       EXHIBIT A



[Exhibit A is the Form of Amended and Restated Certificate of Incorporation of GPF to be adopted at the Effective Time of the Merger, which appears at Appendix F of the Joint Proxy Statement-Prospectus of which this Registration Statement is a part.]

                                                                       Exhibit B
                                                                       ---------

                          [Form of Right Certificate]

Certificate No. R-                                        _____ Rights



          NOT EXERCISABLE AFTER THE FINAL EXPIRATION DATE OR EARLIER IF CONSUMMATION OF A TRANSACTION PURSUANT TO SECTION 13(g) OF THE RIGHTS AGREEMENT OCCURS OR IF NOTICE OF REDEMPTION OR EXCHANGE IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON. THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]*




                               Right Certificate


                         Grand Premier Financial, Inc.

          This certifies that _______________________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of July 8, 1996 (the "Rights Agreement") between Grand Premier Financial, Inc., a Delaware corporation (the "Company"), and Premier Trust Services, Inc, an Illinois trust company (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) when the rights are exercisable pursuant to the Rights Agreement and prior to 5:00 P.M. (Chicago, Illinois time) on the Final Expiration Date (as such term is defined in the Rights Agreement) at the principal office of the Rights Agent, or its successors as Rights Agent, in Chicago, Illinois, one one-hundredth of a fully paid non-assessable share of the Series I Junior

- ----------------------------
  *  The portion of the legend in brackets shall be inserted only if applicable.

Participating Preferred Stock, without par value ("Preferred Stock"), of the Company, at a purchase price of $__________ per one-hundredth of a share
(the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a share which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of __________, 199_, based on the shares of Preferred Stock of the Company as constituted at such date.

          As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a share of Preferred Stock or other securities or property which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

          This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent.

          This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-hundredths of a share of Preferred Stock or other securities or property as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.01 per Right.

          No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions that are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depository receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

          No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

          This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the signature of the proper officers of the Company. Dated as of __________, 19__.

ATTEST:                                     Grand Premier Financial, Inc.


                                            By
- ----------------------------                  -------------------------------
     Secretary                                      Title:


Countersigned:

Premier Trust Services, Inc.


By
  --------------------------
     Authorized Signature

                  [Form of Reverse Side of Right Certificate]


                               FORM OF ASSIGNMENT
                               ------------------


                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)


          FOR VALUE RECEIVED __________________________________ hereby sells, assigns and transfers unto __________________________________________________
_____________________________________________________________________________
                 (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: _______________, 19____


                                              ---------------------------------
                                              Signature


Signature Guaranteed:


                                  CERTIFICATE
                                  -----------

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) this Right Certificate [   ] is/ [   ] is not being sold, assigned
and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned,
the undersigned [   ] did/ [   ] did not acquire the Rights evidenced by this
Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated: _______________, 19____



                                            ---------------------------------


Signature Guaranteed:


                                     NOTICE
                                     ------

          The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                         FORM OF ELECTION TO PURCHASE
                         ----------------------------

                     (To be executed if holder desires to
                       exercise the Right Certificate.)

                       To Grand Premier Financial, Inc.:

          The undersigned hereby irrevocably elects to exercise ______________ ___________________ Rights represented by this Right Certificate to purchase the shares of Preferred Stock or other securities or property issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:


Please insert social security
or other identifying number


- -----------------------------------------------------------------------------
                        (Please print name and address)

- -----------------------------------------------------------------------------

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number


- -----------------------------------------------------------------------------
                        (Please print name and address)

- -----------------------------------------------------------------------------


Dated: ______________, 19____

                                      ---------------------------------------
                                      Signature

                                      (Signature must conform in all respects
                                      to name of holder as specified on the
                                      face of this Right Certificate.)


Signature Guaranteed:

                                  CERTIFICATE
                                  -----------

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) the Rights evidenced by this Right Certificate [_] are/[_] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [_] did/[_] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated: _______________, 19____


                                               ------------------------------



Signature Guaranteed:


                                     NOTICE
                                     ------

          The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT C
                                                                       ---------


                         SUMMARY OF RIGHTS TO PURCHASE
                                PREFERRED STOCK


          On July 1, 1996, the Board of Directors of Grand Premier Financial, Inc. (the "Company") authorized the issuance of one preferred stock purchase right ("Right") in respect of each share of common stock, $.01 par value ("Common Stock") issued after the date of the Rights Agreement (the "Rights Agreement") between the Company and Premier Trust Services, Inc., as Rights Agent (the "Rights Agent"). Each Right, when exercisable, entitles the registered holder to purchase from the Company one one-hundredth of a share of Series I Junior Participating Preferred Stock, without par value, of the Company (the "Preferred Stock") at a price of $27.25 per one one-hundredth of a share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement.

          Initially, the Rights are not exercisable. The Rights become exercisable upon the earlier to occur of (i) the twentieth day after a public announcement that a person or group of affiliated or associated persons acquired, or obtained the right to acquire, beneficial ownership of Common Stock or other securities of the Company representing 15% or more of the voting power of all securities of the Company then outstanding generally entitled to vote for the election of directors ("Voting Power") (such person or group being called an "Acquiring Person" and such date of first public announcement being called the "Stock Acquisition Date"), or (ii) the twentieth day (or such later date as the Board of Directors may determine) after the commencement of, or announcement of an intention to make, a tender offer or exchange offer if, upon consummation thereof, any person or group of affiliated or associated persons would be the beneficial owner of Common Stock or other securities of the Company representing 30% or more of the Voting Power (the earlier of such dates being called the "Distribution Date"). For purposes of determining who is an Acquiring Person, certain holdings of Common Stock or other securities specified in the Rights Agreement will not be included. For example, shares of Common Stock or other securities issued pursuant to any stock options granted, or the terms of any employee benefit plan established or sponsored, by the Company or any predecessor corporation shall be not included.

          Until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be evidenced by the Common Stock certificates and will be transferred only with the Common Stock certificates, (ii) new Common Stock certificates issued after the date of the Rights Agreement upon transfer or new issuance of the Company's Common Stock will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any of the Company's Common Stock certificates will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Company's Common Stock as of the close of business on the Distribution Date and, thereafter, such separate Right Certificates alone will evidence the Rights.

          The Rights are not exercisable until the Distribution Date and until they are no longer redeemable. The Rights will expire on June 30, 2006, unless earlier redeemed or exchanged by the Company or rendered unexercisable as described below.

          The Preferred Stock is a series of preferred stock of the Company. Each share of Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $10 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $2,725 per share but will be entitled to an aggregate payment of 100 times any liquidation payment made per share of Common Stock. Each share of Preferred Stock will have 100 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which Common Stock is exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions. Preferred Stock purchasable upon exercise of the Rights will not be redeemable. The dividend, liquidation and voting rights of the Preferred Stock are designed so that the value of one one-hundredth of a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

          If any person becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by any Acquiring Person on or after the Distribution Date (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the Purchase Price, unless the event causing the person to become an Acquiring Person is a tender offer or exchange offer for all outstanding shares of Common Stock, at a price and on terms determined by a majority of the members of the Board of Directors of the Company who are not officers of the Company and who are Continuing Directors, after receiving advice from one or more investment banking firms, to be at a price which is fair to stockholders and otherwise in the best interests of the Company and its stockholders (a "Qualified Offer"). "Continuing Directors" are those directors who were directors of the Company at the time of the Merger, or whose initial elections or nominations were approved by a majority of such directors or by such lesser portion of the Continuing Directors as shall then be authorized by the Certificate of Incorporation of the Company and who are not Acquiring Persons or do not have certain relationships with an Acquiring Person.

          If (i) the Company is the surviving corporation in a merger involving the Acquiring Person and the Common Stock is not changed or exchanged or (ii) an Acquiring Person engages in one of a number of self-dealing transactions specified in the Rights Agreement, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person on or after the Distribution Date (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the exercise price of the Right.

          If, on or after the Stock Acquisition Date, the Company is acquired in a merger or other business combination in which the Company is not the survivor or in which the Company is the survivor but the Common Stock is changed into or exchanged for securities of another entity, cash or other property, or 50% or more of its assets or earning power is sold, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by an Acquiring Person on or after the Distribution Date (which will thereafter be void), will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right. Notwithstanding the foregoing, the Rights will not be exercisable as set forth in this paragraph in the event of any such merger or other business combination in which the Acquiring Person acquired its shares pursuant to a Qualified Offer, provided that the price per share of Common Stock offered in the merger or other business combination is not less than the price paid in the Qualified Offer and the form of consideration offered in the merger or other business combination is the same as that paid in the Qualified Offer.

          At any time after the Rights become exercisable for Common Stock (or common stock of the acquiring company), the Board of Directors of the Company may exchange the unexercised Rights (other than Rights beneficially owned on or after the Distribution Date by an Acquiring Person that have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-hundredth of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges) per Right (subject to adjustment). Under certain circumstances, authorization of any such exchange must be by a majority of the Continuing Directors then in office.

          The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of Preferred Stock of certain rights, options or warrants to subscribe for shares of Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of Preferred Stock of evidences of indebtedness or assets (excluding (a) a regular periodic cash dividend out of earnings or retained earnings, (b) a special cash dividend out of earnings or retained earnings, which dividend, if declared at any time when there is an Acquiring Person, has been approved by a majority of the Continuing Directors then holding office and at such time, the Board of Directors includes at least one Continuing Director or (c) a dividend payable in Preferred Stock) or of subscription rights, options or warrants (other than those referred to above).

          The number of outstanding Rights and the number of one one-hundredths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in shares of Common Stock or certain other changes affecting the number of shares of Common Stock occurring, in any such case, prior to the Distribution Date.

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Rights or shares will be issued (other than fractions that are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the Company's election, be evidenced by depositary receipts) and, in lieu thereof, a cash payment will be made based on the market price of the Rights or the shares, determined as described in the Rights Agreement.

          At any time prior to the close of business on the twentieth day following the Stock Acquisition Date, the Company may, at its option, redeem the Rights in whole but not in part, at a price of $0.01 per Right (the "Redemption Price"); provided that if the Board of Directors of the Company authorizes redemption of the Rights under certain circumstances, there must be at least one Continuing Director and such authorization shall require the approval of a majority of the Continuing Directors then holding office. Prior to the date on which the Rights become non-redeemable, the Company, with the concurrence of a majority of the Continuing Directors, may extend the time in which the Rights may be redeemed. Immediately upon the authorization of the redemption of the Rights by the Board of Directors of the Company, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

          The Board of Directors of the Company may amend the Rights Agreement. After the Distribution Date, however, the Board of Directors of the Company may amend the Rights Agreement only to cure any ambiguity, to cure any defective or inconsistent provisions, to make changes which do not adversely affect the interest of the holders of the Rights (other than an Acquiring Person) or to shorten or lengthen any time period under the Rights Agreement; provided that no amendment to adjust the time period governing redemption may be made at any time when the Rights are not redeemable. In addition, no supplement or amendment may be made which changes the Redemption Price, the final expiration date, the Purchase Price or the number of one one-hundredths of a share of Preferred Stock for which a Right is exercisable, unless at the time of such supplement or amendment certain events have not occurred and such supplement or amendment does not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person).